Term Sheet
Secured Convertible Note
March 29, 2009

This Term Sheet is by and between the Investor (as defined below) and the Company (as defined below) and no other person or entity and is meant to be a party hereto or a third party beneficiary thereof. The purpose of this Term Sheet is to set forth the indicative terms pursuant to which the Investor would purchase the securities of the Company described herein. The terms and conditions set forth herein are not a complete statement of the terms and conditions for any such investment and are subject to change, and this Term Sheet does not constitute an offer or solicitation or commitment to purchase or sell any securities of the Company. The issuance and sale of such securities is subject to completion of the Investor’s due diligence to the Investor’s satisfaction, the preparation of definitive legal documentation to effect the transaction that is mutually satisfactory to the Company and the Investor and, in the case of the Investor, that the Investor shall have determined that subsequent to the date hereof and prior to the closing of the transaction contemplated hereby, there shall have been no material adverse developments relating to the business, assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, either individually or taken as a whole. Nothing contained herein constitutes an agreement or obligation on the part of any person to purchase or sell securities of the Company or enter into any agreement to purchase or sell securities of the Company.

Issuer:	NutraCea (the “Company”)

Investors:	Cranshire Capital, L.P. (“Investor”)

Securities:	Convertible Note

Amount:	$1,000,000

Maturity Date:	7 months from original issuance date

Interest Rate:
8% per annum, calculated and payable quarterly in arrears. At the Company’s option, interest may be paid in cash or in shares of the Company’s common stock that have been registered for resale under an effective registration statement. If the Company elects to pay in common stock, such shares will be valued at a 10% discount to the average of the daily volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the interest payment date.

Fixed Conversion
Price:	20% premium to the closing price of the Company’s common stock on the closing date

Redemption/
Conversion:
The Convertible Note will be redeemed in cash by the Company over 4 months in 4 equal monthly installments (each a “Redemption Date”) commencing with the four month anniversary of the initial issuance date thereof.

At the Company’s option after a resale registration statement registering the common stock underlying the Convertible Note and the warrants described below is declared effective by the SEC, the Company may elect to have the portion of the Convertible Note to be redeemed automatically convert into common stock on the applicable Redemption Date in lieu of paying the applicable redemption price in cash, provided that if the Company elects such automatic conversion in lieu of paying cash, the conversion will occur at the lower of the fixed conversion price or a 10% discount to the average of the daily volume weighted average price of the Company’s common stock for the 20 trading days immediately preceding the applicable Redemption Date, and, among other customary conditions, the common stock to be received is then registered for resale pursuant to an effective registration statement.

The Company may prepay the Convertible Note in full beginning on the 4 month anniversary of the initial issuance date thereof at a 115% premium on terms substantially similar to the redemption terms contained in the Series D Convertible Preferred Stock issued by the Company in October 2008.

Anti-Dilution
Protection:	Full ratchet for issuances or deemed issuances below the fixed conversion price.

Security:
The Convertible Note will be secured by all of the assets of the Company, and the Convertible Note will be guaranteed by each of the Company’s wholly-owned subsidiaries. The Investor’s security interest will be subordinated to the security interest granted in connection with the Company’s Wells Fargo facility (or to a replacement lender thereof).

Other Terms of
Convertible Note:	All other terms of the Convertible Note will be substantially similar to those of the Series D Convertible Preferred Stock issued by the Company in October 2008.

Warrants:
The Company will issue five (5) year warrants to the Investor in an amount equal to 50% of the number of shares that the Investor would own if the Investor converted its Convertible Note in full on the closing date (without regard to any limitations on conversion). The warrants (i) will have an exercise price equal to the fixed conversion price; (ii) may be exercised via cashless exercise if the underlying shares are not registered for resale; (iii) will include standard Black-Scholes language upon the occurrence of a fundamental transaction involving the Company; and (iv) contain full ratchet anti-dilution protection. All other terms of the warrants will be substantially similar to those terms contained in the warrants issued by the Company in connection with the issuance of its Series D Convertible Preferred Stock in October 2008.

Registration Rights:
The Investor will have customary registration rights, which shall include, without limitation, the requirement for the Company to file a resale registration statement on Form S-1 within 45 days of the closing date and to have such registration statement declared effective by the SEC within 90 days of the closing date. The Company will be subject to customary monetary damages if such obligations are not met.

Other Terms:
The other definitive legal documentation shall be, and contain terms and conditions, substantially similar to the legal documentation executed by the Company in connection with its issuance of Series D Convertible Preferred Stock in October 2008, including, without limitation, with respect to rights of first refusal and participation rights.

Closing Date:	As soon as practicable upon the execution of written definitive legal documentation acceptable to the Investor in its sole discretion.

Expenses:
The Company shall reimburse the Investor for all costs and expenses associated with the transaction contemplated hereby (including, without limitation, all legal fees) regardless of whether such transaction is consummated so long as the Investor proceeds in good faith. Simultaneously with the execution of this Term Sheet, the Company will wire to the Investor $30,000 as a deposit towards such expense reimbursement.

Counterparts:	This Term Sheet may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

Disclosure:
The Company shall, on or before 8:30 a.m., New York time, on the first (1st) business day after the date of this Term Sheet file a Current Report on Form 8-K describing all the material terms of the proposed transaction contemplated by this Term Sheet in the form required by the Securities Exchange Act of 1934, as amended, and attach this Term Sheet as an exhibit thereto.

Nature of Term Sheet:
Except for “Expenses,” “Counterparts,” “Disclosure” above and this provision (collectively, the “Binding Provisions”), this Term Sheet represents an expression of intent only. Accordingly, none of the parties hereto will be bound by any terms of this Term Sheet other than the Binding Provisions. This Term Sheet and all rights and remedies hereunder or with respect hereto (including, without limitation, specific performance, injunctions or temporary restraining orders or other similar equitable relief, all of which may be sought and obtained without the necessity of posting any bond or other security) are personal to the parties and neither this Term Sheet nor any such rights or remedies (all of which are cumulative and may be pursued individually, with one or more other, or collectively, in whole or in part and from time to time) may be assigned without the consent of the other party hereto. Nothing contained in this Term Sheet shall limit or reduce any rights or remedies that any party may have hereunder at law or in equity. Should the Investor determine not to proceed with the contemplated transaction, the Investor shall have no obligation or liability related thereto to the Company or any other person or entity.

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If the foregoing is acceptable, please so indicate by executing and delivering a copy of this Term Sheet in the space provided below.

NUTRACEA	CRANSHIRE CAPITAL, L.P.

By: /s/ Olga Hernandez Longan	By: Downsview Capital, Inc.
Its: General Partner

Title: Chief Financial Officer	By: /s/ Keith A. Goodman

Title: Chief Operating Officer